Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Terry Slavin	Kelly Hamor
Director, Corp. Communications & IR	Formula
Cymer, Inc.	(619) 234-0345
(858) 385-5232	Hamor@formulapr.com
tslavin@cymer.com

CYMER REPORTS SECOND QUARTER 2007 OPERATING RESULTS

SAN DIEGO, Calif., July 26, 2007 - Cymer, Inc. (Nasdaq: CYMI), the world’s leading supplier of light sources used in semiconductor lithography, today announced operating results for the second quarter ended June 30, 2007.

For the second quarter of 2007:

•                  net income totaled $24,934,000, equal to $0.67 per share (diluted), compared to net income of $22,602,000, equal to $0.55 per share (diluted) in the second quarter of 2006 and net income of $20,321,000, equal to $0.52 per share (diluted) in the first quarter of 2007.

•                  revenue totaled $122,935,000 compared to revenue of $135,379,000 in the prior year’s second quarter, and revenue of $126,714,000 in the first quarter of 2007.

For the first six months of 2007:

•                  net income totaled $45,255,000, equal to $1.19 per share (diluted), compared to net income of $43,205,000, equal to $1.07 per share (diluted) in the first half of 2006.

•                  revenue totaled $249,649,000 compared to revenue of $262,496,000 in the first six months of 2006.

Commenting on progress made during the second quarter, Bob Akins, Cymer’s chief executive officer, said, “In the second quarter, we achieved a number of key selections of our argon fluoride (ArF) light sources for immersion lithography applications, we shipped the first XLR 500i ArF qualification light source which targets immersion lithography at the 45nm production node, introduced OnPulseTM  a new service product offering a comprehensive approach to enhance light source productivity at reduced cost, made significant breakthroughs in our industry leading extreme ultraviolet (EUV) source development program, achieved solid profitability levels, and repurchased a number of Cymer shares.  We shipped 49 light sources in the second quarter, and our foreign currency adjusted average selling price rose to $1,188,000 due to the product mix being weighted more toward ArF light sources.  Twenty-seven of the light sources shipped in the quarter were our XL Series ArF light sources, and more than half of those were our XLA 300 and XLA 400 models which will be installed in advanced ArF high volume immersion production.  At the end of the second quarter, our ArF immersion share has remained at 90 percent, reflecting our continuing strong leadership in this fastest-growing and highest value add segment of the market.”

The company reported gross profit on product sales of $65,846,000 yielding a 53.7 percent gross margin in the second quarter of 2007, compared to a gross profit of $61,559,000 and a 48.6 percent gross margin in the first quarter of 2007.  “Second quarter gross margin was boosted by favorable reclaim productivity improvements, and further supported by increasing product reliability realization,” Akins stated.  “Without these current period favorable contributions, gross margin would have been approximately 51%.  We are pleased with the resiliency and demonstrated robustness of our gross margin.

The company recorded operating income of $30,615,000 yielding an operating margin of 24.9 percent in the second quarter of 2007, compared to operating income of $26,567,000 and an operating margin of 21.0 percent in the first quarter of 2007.

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CYMER REPORTS SECOND QUARTER 2007 OPERATING RESULTS	Page 2 of 6

Non-systems product revenue, which is comprised of consumables and spare parts, upgrade kits, and service, totaled approximately $64 million in the second quarter of 2007, equal to 52 percent of total revenue.  In the second quarter, Cymer installed a total of 60 light sources at chipmakers and other end users, up from 47 installs reported in the first quarter of 2007, bringing the total installed base to approximately 3,150 systems.

Nancy Baker, Cymer’s chief financial officer, stated, “Second quarter bookings totaled $131.5 million, up 14 percent over first quarter bookings, with 82 percent of the dollar value of systems booked in the second quarter being ArF.  The second quarter book-to-bill ratio rose to 1.07, up substantially on the strength of demand for our most advanced ArF immersion products and their corresponding higher selling prices.  We saw a substantial increase in orders for our XLA 300 and XLA 400 light sources in the second quarter, which have longer lead times, and hence some of these systems are scheduled for delivery in the fourth quarter.  The second quarter-end backlog totaled $91.9 million, up 10 percent over first quarter backlog, with 90 percent of the dollar value of systems in second quarter backlog being ArF.”

As of June 30, 2007, Cymer had cash and cash equivalents and short- and long-term investments totaling $396.8 million.

Baker continued, “On April 24 of this year, we announced that our board of directors had authorized a $300 million stock repurchase program.  We began executing to this program a few days later, and through July 25, we have repurchased a total of approximately 5.5 million shares of our common stock, equal to approximately 13.6 percent of our fully diluted shares outstanding as of the end of the first quarter of 2007.  At this time, we have approximately $75 million of the original authorization available to continue our buy back effort.”

Corporate Outlook

Commenting on Cymer’s outlook, Akins noted, “The outlook for the semiconductor industry at last week’s SEMICON West trade show was one of cautious optimism that stronger growth will resume around year end.  The DRAM segment is still experiencing pricing pressure, but many believe DRAM will be in short supply by year end.  In the NAND Flash segment, inventories have decreased and prices improved, with increased quoting activity for new equipment being reported, driven by concerns about the potential shortage of Flash due in part to projected demand from products such as the iPhone.  Further, we anticipate stronger growth in 2008 as NAND Flash manufacturers continue to expand their immersion capacity and DRAM production reaches the critical dimensions requiring immersion.  As the market leader, we are strongly positioned to benefit from this technology trend.”

Based on information available at this time, Cymer is currently providing the following guidance for the third quarter of 2007, and anticipates:

•	Total revenue to be approximately flat compared to the revenue reported for the second quarter of 2007.
•	Foreign currency adjusted ASP to grow to approximately $1.3 million due to a heavy shift toward ArF light sources, particularly our most advanced ArF light sources for immersion production.
•	Gross margin to be in a range of 50 to 52 percent.
•	Research and development expenses to be between $20 million and $21 million.
•	Selling, general and administrative expenses to between $17 million and $17.5 million.
•	The estimated annual effective tax rate to be approximately 35 percent.

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, July 26, 2007, to discuss second quarter operating results and third quarter 2007 guidance.  This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

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CYMER REPORTS SECOND QUARTER 2007 OPERATING RESULTS	Page 3 of 6

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding future deliveries and installations of the company’s light sources, the anticipated impact of the company’s profitability enhancement efforts, future activity in the company’s stock repurchase program, and the statements under the caption “Corporate Outlook” above.  These statements are predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: delays or cancellations by customers of their orders, the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the timing of customer orders, shipments and acceptances; cyclicality in the market for semiconductor manufacturing equipment; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses, the unpredictability and volatility of the price of the company’s common stock; the performance and conditions in the United States and world financial markets; the policies and actions of the United States and other governments; and general economic conditions.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc. is the world’s leading supplier of deep ultraviolet (DUV) laser illumination sources, the essential light source for DUV photolithography systems. DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips. Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

	Three Months Ended June 30		Six Months Ended June 30
Cymer, Inc.	2006	2007	2006	2007
Total revenues	$135,379,000	$122,935,000	$262,496,000	$249,649,000

Net income	$22,602,000	$24,934,000	$43,205,000	$45,255,000
Diluted earnings per share	$0.55	$0.67	$1.07	$1.19
Weighted average common shares outstanding - diluted	42,708,000	38,423,000	41,892,000	39,512,000

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CYMER REPORTS SECOND QUARTER 2007 OPERATING RESULTS	Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months ended June 30,				For the six months ended June 30,
	2006		2007		2006		2007
REVENUES:
Product sales	$132,081		$121,695		$256,983		$247,854
Product sales - related party	3,209		870		5,363		1,336
Other	89		370		150		459
Total revenues	135,379		122,935		262,496		249,649

COST AND EXPENSES:
Cost of product sales	70,556		56,719		139,247		121,785
Research and development	18,803		20,091		36,927		39,393
Sales and marketing	7,367		5,781		14,216		12,750
General and administrative	9,630		9,729		18,810		18,539

Total costs and expenses	106,356		92,320		209,200		192,467

OPERATING INCOME	29,023		30,615		53,296		57,182

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	480		2		1,099		429
Interest and other income	5,493		5,806		12,479		12,223
Interest and other expense	(1,505)		(1,524)		(2,907)		(3,103)

Total other income - net	4,468		4,284		10,671		9,549

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	33,491		34,899		63,967		66,731

INCOME TAX PROVISION	11,579		10,862		22,133		23,089
MINORITY INTEREST	690		897		1,371		1,613

NET INCOME	$22,602		$24,934		$43,205		$45,255

EARNINGS PER SHARE:
Basic earnings per share	$0.58		$0.71		$1.13		$1.25
Weighted average common shares outstanding-basic	38,992		35,121		38,084		36,189

Diluted earnings per share	$0.55	(a)	$0.67	(a)	$1.07	(a)	$1.19	(a)
Weighted average common shares outstanding-diluted	42,708	(a)	38,423	(a)	41,892	(a)	39,512	(a)

(a)          As a result of applying the if-converted method for calculating diluted earnings per share for both the three month and six month periods ended June 30, 2006 and June 30, 2007, shares have been adjusted assuming conversion of our 3.5% convertible subordinated notes,and net income has been adjusted for an add back of related interest expense, net of tax. Shares have been adjusted by 2.8 million for both the three month and six month periods ended June 30, 2006 and net income has been adjusted by $918,000 and $1.8 million for the three months and six months ended June 30, 2006, respectively. Shares have been adjusted by 2.8 million for both the three months and six month periods ended June 30, 2007 and net income has been adjusted by $966,000 and $1.8 million for the three months and six months ended June 30, 2007, respectively.

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CYMER REPORTS SECOND QUARTER 2007 OPERATING RESULTS	Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31, 2006	June 30, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$302,098	$330,608
Short-term investments	207,943	42,026
Accounts receivable - net	115,857	105,885
Accounts receivable - related party	834	1,194
Foreign currency forward exchange contracts	652	1,039
Inventories	104,296	121,284
Deferred income taxes	46,943	38,988
Income taxes receivable	—	6,525
Prepaid expenses and other assets	7,143	8,583

Total current assets	785,766	656,132

PROPERTY AND EQUIPMENT - NET	112,074	108,582
LONG TERM INVESTMENTS	8,384	24,123
DEFERRED INCOME TAXES	12,766	12,779
GOODWILL - NET	8,833	8,833
INTANGIBLE ASSETS - NET	15,880	14,478
OTHER ASSETS	5,391	5,415

TOTAL ASSETS	$949,094	$830,342

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,711	14,901
Accounts payable - related party	4,858	1,442
Accrued warranty and installation	29,974	29,411
Accrued payroll and benefits	21,707	17,328
Accrued patents, royalties and other fees	4,262	3,661
Income taxes payable	13,293	—
Unearned income	2,544	2,912
Accrued and other current liabilities	3,715	4,356

Total current liabilities	99,064	74,011

CONVERTIBLE SUBORDINATED NOTES	140,722	140,722
LONG TERM INCOME TAXES PAYABLE	—	15,085
OTHER LIABILITIES	14,781	15,671

Total liabilities	254,567	245,489

MINORITY INTEREST	6,633	5,020

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , issued and outstanding 41,774,000 and 42,218,000 shares	42	42
Additional paid-in capital	557,082	573,955
Treasury stock at cost (4,536,000 and 8,702,000 common shares)	(150,704)	(322,428)
Accumulated other comprehensive loss	(4,066)	(2,889)
Retained earnings	285,540	331,153

Total stockholders’ equity	687,894	579,833

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$949,094	$830,342

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CYMER REPORTS SECOND QUARTER 2007 OPERATING RESULTS	Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the six months ended June 30,
	2006	2007

OPERATING ACTIVITIES:
Net income	$43,205	$45,255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,727	12,706
Non-cash stock based compensation	4,958	3,044
Minority interest	(1,371)	(1,613)
Provision for deferred income taxes	8,883	13,102
Loss on disposal or impairment of property and equipment	6	298
Change in assets and liabilities:
Accounts receivable - net	(25,091)	9,972
Accounts receivable - related party	(2,922)	(360)
Income taxes receivable	(3,028)	(6,525)
Foreign currency forward exchange contracts	1,556	(442)
Inventories	(24,059)	(16,988)
Prepaid expenses and other assets	(551)	(1,854)
Accounts payable	2,225	(3,810)
Accounts payable - related party	(366)	(3,416)
Accrued and other liabilities	7,572	(4,084)
Unearned income	830	368
Income taxes payable	(7,268)	(2,983)
Net cash provided by operating activities	17,306	42,670

INVESTING ACTIVITIES:
Acquisition of property and equipment	(6,478)	(7,598)
Purchases of investments	(98,271)	(44,029)
Proceeds from sold or matured investments	61,901	194,369
Acquisition of Patents	(8,200)	(121)
Acquisition of minority interest	(7,024)	—
Net cash provided by (used in) investing activities	(58,072)	142,621

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	98,696	12,059
Excess tax benefits from stock option exercises	17,772	1,770
Repurchase of common stock into treasury	—	(171,724)
Net cash provided by (used in) financing activities	116,468	(157,895)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	2,694	1,114
NET INCREASE IN CASH AND CASH EQUIVALENTS	78,396	28,510
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	233,745	302,098
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$312,141	$330,608

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,621	$2,663
Income taxes paid, net	$4,831	$17,384

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